UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-26749	11-2581812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Harbor Park Drive, Port Washington, New York	11050
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code

(516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bill Masters

On May 21, 2007, National Medical Health Card Systems, Inc., or NMHC, announced that Bill Masters’ employment with NMHC as Chief Information Officer of NMHC had terminated, effective immediately. On May 24, 2007, NMHC filed a current report on Form 8-K announcing the termination of Mr. Masters’ employment, and that the terms of an agreement regarding such termination were currently being negotiated.

NMHC and Mr. Masters had entered into an employment agreement dated as of October 4, 2004 (the “Masters Employment Agreement”), and a letter agreement with NMHC dated November 28, 2005, pursuant to which Mr. Masters is entitled to severance pay in the event of the termination of his employment by NMHC, subject to certain conditions (including the execution of a release in a form mutually acceptable to both parties). A copy of the Masters Employment Agreement was filed with the Securities and Exchange Commission on November 15, 2004 as Exhibit 10.19 to NMHC’s Quarterly Report on Form 10-Q, and is incorporated herein by reference.

On June 4, 2007, NMHC and Mr. Masters entered into a Consulting Agreement and Departure Agreement and General Release (the “Masters Departure Agreement”). Pursuant to the terms of the Masters Departure Agreement, after the termination of his employment as Chief Information Officer as of May 21, 2007, Mr. Masters shall continue to provide consulting services to NMHC through June 28, 2007, consisting of various duties as may reasonably be requested by NMHC. During this time, NMHC will continue to pay Mr. Masters his regular base salary in the amount of $8,750 per bi-weekly pay period. For purposes of NMHC’s 1999 Stock Option Plan and Amended and Restated 2000 Restricted Stock Grant Plan, Mr. Masters’ credited service will continue until the first to occur of (i) the date of termination of service or (ii) June 28, 2007. NMHC will pay Mr. Masters’ present salary for a period not to exceed one year, beginning on June 28, 2007, subject to certain limitations. Mr. Masters also agrees to completely release any and all past, present and future statutory, contract, tort and all other claims against NMHC and its affiliates, subject to certain limitations. The Masters Departure Agreement will be included as an exhibit to NMHC’s Annual Report on Form 10-K for the fiscal year ending June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Medical Health Card Systems, Inc.

By:	/s/ George McGinn
Name:	George McGinn
Title:	General Counsel

Dated: June 6, 2007